UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

OKLAHOMA	000-31945	84-1521645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Ave., Suite 2900, Oklahoma City, OK 73102 *
(Address of Principal Executive Offices) (Zip Code)

(405) 239-2121 *
(Registrant’s Telephone Number, Including Area Code)

*	Address and telephone number are those of the Registrant’s Receiver, Bruce W. Day, Esq. See Form 8-K of Registrant, filed July 15, 2008, disclosing appointment of the Receiver.

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2008, the Company’s court-appointed receiver, Bruce W. Day (the “Receiver”), received a copy of a letter dated September 11, 2008, written by Jeff Johnson, the Company’s Chief Financial Officer, to Brian Fox, President and CEO of the Company, pursuant to which Mr. Johnson tendered his resignation as Chief Financial Officer of the Company, effective immediately. No reason was given for Mr. Johnson’s resignation. No replacement has been named at the date of this Report.

Item 8.01.	Other Events.

On September 12, 2008, the Receiver received a Subpoena Duces Tecum issued by the Oklahoma Department of Securities (the “Department”) in connection with an investigation of the Company being conducted by the Department. The subpoena requires production, by September 19, 2008, of financial records of the Company, as well as documents relating to the Company’s sales of working interests in oil and gas leases.

Item 9.01.	Financial Statements and Exhibits None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powder River Petroleum International, Inc.

Date: September 17, 2008	By:	/s/ Bruce W. Day
Bruce W. Day
Receiver

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